Exhibit 10.6

SHAREHOLDERS AGREEMENT

dated as of

March 1, 2017

by and between

GAVILAN RESOURCES HOLDCO, LLC

and

SANCHEZ ENERGY CORPORATION

SHAREHOLDERS AGREEMENT

This SHAREHOLDERS AGREEMENT (this “Agreement”) dated as of March 1, 2017, by and between Sanchez Energy Corporation, a Delaware corporation (the “Company”), and Gavilan Resources HoldCo, LLC (f/k/a Aguila Production HoldCo, LLC), a Delaware limited liability company (the “Investor”).

W I T N E S S E T H :

WHEREAS, the Company entered into that certain Purchase and Sale Agreement, dated as of January 12, 2017, by and between Anadarko E&P Onshore LLC and Kerr-McGee Oil & Gas Onshore LP, and SN EF Maverick, LLC, a Delaware limited liability company (“SN”), SN EF UnSub, LP, a Delaware limited partnership (“SN UnSub”), and Gavilan Resources, LLC (f/k/a Aguila Production, LLC), a Delaware limited liability company (“Gavilan”) (the “Purchase Agreement”);

WHEREAS, Investor and the Company desire to enter into this Agreement in order to set forth their respective rights and responsibilities, and to establish various arrangements and restrictions with respect to the governance of the Company and other related matters.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01     Definitions.  As used herein, the following terms have the following meanings:

 “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person; provided that (i) no securityholder of the Company shall be deemed an Affiliate of any other securityholder solely by reason of any investment in the Company, (ii) no portfolio company in which Investor or any of its Affiliates have an investment shall be deemed an Affiliate of Investor or any of its Affiliates and (iii) the Company, its subsidiaries and any of the Company’s other controlled Affiliates shall not be deemed an Affiliate of Investor.  For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Board” means the board of directors of the Company.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized by law to close.

“Closing” means the consummation of the transactions contemplated by the Purchase Agreement.

“Common Stock” means the common stock, par value $0.01 per share, of the Company, and any stock into which such Common Stock may thereafter be converted or changed.

“Company Securities” means (i) the Common Stock, (ii) preferred stock, (iii) securities convertible into or exchangeable for Common Stock, (iv) any other equity or equity-linked security issued by the Company and (v) options, warrants or other rights to acquire Common Stock or any other equity or equity-linked security issued by the Company.

“Governmental Authority” means any transnational, or domestic or foreign, federal, state or local governmental authority, department, court, agency or official, including any political subdivision thereof.

“Investor Parties” means Investor and any Affiliate of Investor that holds Company Securities and has executed and delivered to the Company a joinder to this Agreement.

“Joint Development Agreement” means that certain Joint Development Agreement by and among the Company (for the limited purposes set forth therein), SN, SN UnSub and Gavilan, dated as of March 1, 2017.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.

“Purchase Agreement” has the meaning given in the recitals.

“Representative” means, with respect to any Person, such Person’s Affiliates and its and their respective directors, officers, employees, stockholders, members, general or limited partners, agents, counsel, investment advisers or other representatives.

Section 1.02     Other Definitional and Interpretative Provisions.  The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.  References to Articles and Sections are to Articles and Sections of this Agreement unless otherwise specified.  Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import.  “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.  References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder.  References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.  References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

ARTICLE II
BOARD REPRESENTATION

Section 2.01     Board Observer.

(a) Following the Closing and until the earlier of (i) the termination of the Joint Development Agreement, (ii) sale of all or substantially all of the “Assets” (as defined in the Purchase Agreement) acquired by Gavilan and (iii) the consummation of a “Sale Transaction” pursuant to Section 4.5 of the Joint Development Agreement, the Investor Parties shall have the right, but not the obligation, exercisable by the delivery of written notice to the Company, to appoint one observer representative (such Person, the “Board Observer”) to be present (whether in person or by telephone) at all regularly scheduled meetings of the full Board; provided,  however, that (A) the initial Board Observer shall be Angelo Acconcia (provided, that the Company shall be entitled to reject any Board Observer who is (1) not an officer or employee of Investor or its Affiliates or (2) an officer or employee of a business significantly engaged (other than by investment) in the exploration, production, gathering, processing, transportation or storage of oil, gas and/or other hydrocarbons or refined products, other than any private equity professional of Blackstone Energy Partners II, L.P. or Blackstone Capital Partners VII, L.P. and their successor funds); (B) the Board Observer shall satisfy any character and fitness requirements of applicable law and stock exchange rules that apply to board observers or regular members of the Board; (C) the Board Observer shall have no voting rights or rights to participate in Board or committee discussions; and (D) the Board Observer shall agree to abide by the terms of the Company’s insider trading policy as if the Board Observer were a member of the Board.

(b) Once appointed, the Company shall send such Board Observer all of the notices, information and other materials (including meeting notices and agendas) that are distributed to the members of the Board in such capacity for a regular meeting, all at the same time and in the same manner as such notices, agenda, information and other materials are provided to the members of the Board, as applicable. The Company shall provide the Board Observer with the same travel and expense reimbursement with respect to such Board Observer’s attendance at regular Board meetings as is provided to the directors. The rights of the Board Observer in this Agreement shall apply only with respect to meetings, notices, information and other materials of the full Board for regularly scheduled meetings and not any committee of the Board or any special meetings of the Board.

(c) Notwithstanding anything to the contrary in this Section 2.01, the Investor Parties agree that the Board Observer may be excluded from such portions of any Board  meeting and that such information and other materials referred to in Section 2.01(b) may be withheld from the Board Observer, in each case, as and solely to the extent (i) relating to an executive session of the Board, (ii) the Company reasonably determines that there is a competitive reason or other reason of material importance to the Company for such exclusion or (iii) the Board reasonably determines, based on the advice of counsel, (A) is necessary to avoid any conflict of interest with respect to any potential transaction or matter related to the Company or its Affiliates, on the one hand, and Investor, the Board Observer or any of their respective Affiliates or portfolio companies, on the other hand, (B) would adversely affect the attorney-client privilege between the Board, the Company or the Company’s Affiliates and its or their counsel, (C) is required to avoid any disclosure that is restricted by any material agreement between the Company or its Affiliates, on the one hand, and another non-Affiliated Person, on the other hand, or (D) is appropriate to prevent the Board Observer from being considered a member of the Board under applicable law or stock exchange rules; provided that, before the Company may exclude the Board Observer from any portion of any Board meeting or withhold from the Board Observer any Board materials pursuant to the foregoing provisions of this sentence, the Company shall notify the Board Observer of its determination to do so, and consult with the Board Observer to minimize or eliminate the need for such exclusion or withholding.

(d) The Board Observer shall be entitled to provide to the Investor Parties any and all information received by such Board Observer pursuant to this Section 2.01;  provided that, for the sake of clarity, in no event shall such information be shared with any portfolio company of the Investor Parties.  Notwithstanding the foregoing, the Investor Parties agree, and any representative of the Investor Parties (including the Board Observer) will agree, to hold in confidence and trust and not disclose any confidential information provided to or learned by it in connection with its rights under this Agreement and shall not use such information (i) in any litigation or proceeding or (ii) otherwise except in connection with the Joint Development Agreement and its investment in Company Securities, and the Investor Parties and Board Observer shall execute a confidentiality agreement with respect to such information as may be reasonably requested by the Company.

ARTICLE III
MISCELLANEOUS

Section 3.01     Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the Investor Parties and the Company (each, a “Party”) and their respective heirs, successors and permitted assigns. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any Party.  Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 3.02     Notices.  All notices, requests and other communications to any Party (excluding, for the sake of clarity, the notices, information and other materials to be provided to the Board Observer pursuant to Section 2.01) shall be in writing (including facsimile transmission) and shall be given, if to Investor, to:

c/o Blackstone Management Partners L.L.C.
345 Park Avenue, 31st Floor
New York, NY 10154
Attention:  Angelo Acconcia
Facsimile:  (212) 201-2874

with a copy to:

Kirkland & Ellis LLP
600 Travis Street, Suite 3300
Houston, Texas 77002
Attention:  Andrew T. Calder
                  Rhett A. Van Syoc
Email:       andrew.calder@kirkland.com
                  rhett.vansyoc@kirkland.com

Facsimile:      (713) 835-3601

if to the Company, to:

Sanchez Energy Corporation
1000 Main Street, Suite 3000
Houston, Texas 77002
Attention:  Antonio R. Sanchez, III

                  General Counsel

Email:        tony@sanchezog.com

                   gkopel@sanchezog.com

Facsimile:  (713) 756-2782

with a copy to:

Akin Gump Strauss Hauer & Feld LLP
1111 Louisiana, 44th Floor
Houston, Texas 77002
Attention:  David Elder

                  Patrick Hurley

Email:       delder@akingump.com

                  phurley@akingump.com

Facsimile: (713) 236-0822

or such other address, email address or facsimile number as such Party may hereafter specify for the purpose by notice to the other parties hereto.  All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day; provided that all facsimiles and emails shall be deemed received only upon confirmation of receipt.  Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day.

Section 3.03     Amendments and Waivers.  Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party to this Agreement, or in the case of a waiver, by the Party against whom the waiver is to be effective.  No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 3.04     Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflicts of laws rules of such state.

Section 3.05     Jurisdiction.  The parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court.

Section 3.06     WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 3.07     Specific Performance.  Each Party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any Party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

Section 3.08     Counterparts; Effectiveness; Third Party Beneficiaries.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall become effective when each Party shall have received a counterpart hereof signed by all of the other parties hereto.  Until and unless each Party has received a counterpart hereof signed by the other parties hereto, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).  Except as expressly set forth in this Agreement, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

Section 3.09     Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, among the parties hereto with respect to the subject matter of this Agreement.

Section 3.10     Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this

Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party.  Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 3.11     Termination.  This Agreement shall terminate with respect to each Investor Party at the time at which the rights and restrictions granted in Sections 2.01(a) are no longer in effect, except that such termination shall not affect (a) the rights perfected or the obligations incurred by such Investor Party under this Agreement prior to such termination (including any liability for breach of this Agreement) and (b) the obligations expressly stated to survive termination hereof and this Article 3.

Section 3.12     Independent Nature of Obligations.  The obligations of each Party are several and not joint with the obligations of any other Party, and no Party shall be responsible in any way for the performance or nonperformance of the obligations of any other Party under this Agreement.  Nothing contained herein and no action taken by any Party pursuant hereto, shall be deemed to constitute the Parties as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Parties are in any way acting in concert or as a group with respect to such obligations.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

GAVILAN RESOURCES HOLDCO, LLC

/s/ Angelo Acconcia
Name:	Angelo Acconcia
Title:	President

SANCHEZ ENERGY CORPORATION

/s/ Antonio R. Sanchez, III
Name:	Antonio R. Sanchez, III
Title:	Chief Executive Officer